                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:    January 24, 2001
                   -----------------

United Community Financial Corp.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

         Ohio                          0-24399                  34-1856319
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS Employer of
 incorporation)                      File Number)         Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                                44503-1203
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (330) 742-0500
                                                   -----------------------------


                        Not Applicable
--------------------------------------------------------------
(Former name or former address, if changes since last report.)

                        UNITED COMMUNITY FINANCIAL CORP.
                             275 Federal Plaza West
                           Youngstown, Ohio 44503-1203

                              FOR IMMEDIATE RELEASE



                                                                Patrick A. Kelly
                                                         Chief Financial Officer
                                                        (330) 742-0500, Ext. 592


                   UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES
                        EARNINGS FOR FOURTH QUARTER 2000



YOUNGSTOWN, Ohio (January 24, 2001) - United Community Financial Corp. (Nasdaq:
UCFC) today announced its financial results for the fourth quarter of fiscal 2000. United Community is the holding company of The Home Savings and Loan Co. and Butler Wick Corp.

For the three month period ended December 31, 2000, United Community reported net income of $2.5 million, or $0.08 per diluted share, compared to net income of $1.9 million, or $0.05 per diluted share, for the same three month period in the prior year. United Community's net interest income increased $12,000 and noninterest expense declined $434,000, which were partially offset by a $421,000 decrease in noninterest income.

Net income for the year ended December 31, 2000 was $11.6 million, or $0.35 per diluted share, compared to $10.4 million, or $0.30 per diluted share, for the year ended December 31, 1999. Net interest income decreased $8.2 million, or 14.7%, resulting primarily from an increase in interest expense on deposits of $5.0 million, due to an increase in deposits and an increase in rates paid on deposits over this time period. Also contributing to the decrease in net interest income was an increase in interest expense on other borrowed funds of $4.9 million, primarily in conjunction with the special capital distribution paid in 1999. Noninterest expense for 2000 decreased $6.7 million, primarily attributable to a decrease in salaries and employee benefits due largely to expenses recognized in 1999 for the special capital distribution related to shares in the United Community Recognition and Retention Plan. A gain recognized on the curtailment of postretirement benefits also contributed to the decrease in noninterest expense. These decreases were partially offset due to a loss recognized on the termination of the pension plan and an increase in franchise tax expense. Noninterest income increased $2.0 million, primarily due to a $990,000 increase in commissions earned at Butler Wick and a $963,000 increase in service fees and other charges.

United Community's return on average assets and return on average equity were 0.92% and 4.47%, respectively, for 2000. The return on average assets and return on average equity were 0.79% and 2.46%, respectively, for 1999.

Total shareholders' equity increased $5.0 million, or 2.0%, to $261.9 million at December 31, 2000 from $256.9 million at December 31, 1999. The increase was primarily due to earnings for the year, and was partially offset by quarterly dividend payments. Book value as of December 31, 2000 was $7.77 per share.

Total assets decreased $27.4 million, or 2.1%, from December 31, 1999 to December 31, 2000, primarily as a result of a decline in cash and cash equivalents of $65.5 million, or 58.7%, and a reduction in securities of $117.6 million, or 27.9%. United Community used these assets to reduce its other borrowed funds by $99.3 million and to fund increases in net loans of $153.6 million.

Net loans increased $153.6 million, or 21.2%, from December 31, 1999 to December 31, 2000 due to increases of $106.2 million in gross mortgage loans, $35.9 million in gross commercial loans, $31.3 million in gross construction loans and $15.2 million in gross consumer loans. These increases were due to a continual effort to increase loans in both United Community's traditional market and new markets such as Canton, Stow and Cleveland.

 Deposits increased $66.3 million, or 8.0%, from December 31, 1999 to December 31, 2000, primarily due to a $82.4 million increase in certificates of deposit and a $7.3 million increase in checking accounts, which were partially offset by a $23.4 million decrease in savings accounts. The increases in certificates of deposits and checking accounts were primarily due to Home Savings providing competitive interest rates.

In December 2000, the board of directors of United Community entered into a definitive agreement to acquire Industrial Bancorp Inc. (Industrial). Industrial, based in Bellevue, Ohio, is the holding company for Industrial Savings and Loan Association and operates 12 branches throughout north central Ohio. Under the terms of the agreement, United Community has agreed to pay $20.375 per share, or approximately $91.8 million, to Industrial shareholders, a majority of which will be financed through various borrowing structures. The transaction will be accounted for as a purchase and is expected to close before the end of the second quarter of 2001, subject to shareholder approval and regulatory filings.

 "United Community was able to take several important steps in implementing our strategic plan to grow our company through product and geographic expansion throughout the year," said Douglas M. McKay, chairman and chief executive officer of United Community. "We have made banking more convenient for our customers by introducing telebanking services, online banking and by opening three new banking branches in Howland, Ohio, Youngstown, Ohio and Youngstown State University and five new loan production offices in the Cleveland, Canton, Stow, Medina and Mentor areas earlier in the year."

McKay also pointed out that Butler Wick has grown with the opening of a new branch to serve trust clients and by offering expanded services during the year.

"The acquisition of Industrial, which is one of Ohio's most profitable thrifts," McKay stated, "will give United Community additional growth opportunities in new markets and will complement the expansion we have achieved in fiscal year 2000." McKay pointed out that Industrial has had good growth in recent years, which United Community hopes to build on by offering new services such as online banking, telephone banking and a broadened array of financial products.

Home Savings and Butler Wick are wholly owned subsidiaries of United Community Financial Corp. Home Savings operates 17 full service banking offices located throughout Mahoning, Columbiana and Trumbull counties in Northeastern Ohio and 5 loan production offices in the Cleveland, Canton, Stow, Medina and Mentor areas. Butler Wick has 10 full service offices and one trust office located throughout Northeastern Ohio and Western Pennsylvania. Additional information on United Community, Home Savings and Butler Wick may be found on United Community's web site: www.ucfconline.com.

                                       ###


This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements regarding continued implementation of United Community's strategic plan are forward-looking in nature. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, among other factors, the acceptance of new products in the marketplace and the success of finding additional opportunities for product and geographic expansion. For a more complete list of risk factors, read United Community's Form 10K filed with the Securities and Exchange Commission.

                        UNITED COMMUNITY FINANCIAL CORP.

                                                                                    As of               As of
                                                                               December 31, 2000   December 31,1999
                                                                               -----------------   ----------------
                                                                               (In thousands, except per share data)
SELECTED FINANCIAL CONDITION DATA:


ASSETS
     Cash and cash equivalents                                                      $    45,972      $   111,445
     Mortgage-backed securities                                                         199,415          251,638
     Investment securities                                                              105,254          170,652
     Federal Home Loan Bank stock                                                        13,793           12,825
     Net loans receivable:
         Loans held for investment                                                      879,356          725,632
         Loans held for sale                                                              3,850            3,860
         Allowance for loan losses                                                       (6,553)          (6,405)
     Real estate owned                                                                      359              158
     Other assets                                                                        58,753           57,768
                                                                                    -----------      -----------
             Total assets                                                           $ 1,300,199      $ 1,327,573
                                                                                    ===========      ===========

LIABILITIES
     Deposits                                                                       $   900,413      $   834,087
     Other borrowed funds                                                               114,317          213,578
     Other liabilities                                                                   23,570           23,040
                                                                                    -----------      -----------
             Total liabilities                                                        1,038,300        1,070,705

SHAREHOLDERS' EQUITY
         Preferred stock-no par value; 1,000,000 shares authorized and unissued
             at December 31, 2000                                                             -                -
         Common stock-no par value; 499,000,000 shares authorized; 37,800,497
             shares issued and 37,316,997 outstanding at December 31, 2000              136,967          136,509
         Retained earnings                                                              155,026          153,553
         Other comprehensive loss                                                           (98)          (3,003)
         Unearned compensation                                                          (26,674)         (30,191)
         Treasury stock, at cost, 483,500 shares                                         (3,322)               -
             Total shareholders' equity                                                 261,899          256,868

                                                                                    -----------      -----------
             Total liabilities and shareholders' equity                             $ 1,300,199      $ 1,327,573
                                                                                    ===========      ===========

     Book value per share                                                           $      7.77      $      7.46
     Dividends paid per share                                                       $     0.075      $     0.075

                                                        Three Months Ended  Three Months Ended  Three Months Ended
                                                           December 31,        September 30,       December 31,
                                                               2000                2000                1999
                                                        ------------------  ------------------  ------------------
                                                                (In thousands, except per share data)


SELECTED EARNINGS DATA (UNAUDITED):


     Interest income                                              $ 24,087          $ 23,236          $ 22,836
     Interest expense                                               12,207            11,443            10,968
                                                                  --------          --------          --------
     Net interest income                                            11,880            11,793            11,868

     Provision for loan losses                                         150               150                 -
     Noninterest income:
         Commissions                                                 3,645             3,910             4,294
         Service fees and other charges                              1,563             1,404             1,249
         Underwriting and investment banking                           320               113                93
         Net gains (losses)
             Securities                                                166                 1               526
             Other                                                      (7)                8                 7
         Other income                                                  241               278               180
                                                                  --------          --------          --------
             Total noninterest income                                5,928             5,714             6,349


     Noninterest expense
         Salaries and employee benefits                              8,611             9,483             9,545
         Gain from curtailment of postretirement benefits                -            (2,928)                -
         Loss from settlement of pension                                 -             1,008                 -
         Occupancy                                                     553               552               558
         Equipment and data processing                               1,585             1,477             1,356
         Acquisition expense                                             -                 -                48
         Other noninterest expense                                   3,150             3,148             2,826
                                                                  --------          --------          --------
             Total noninterest expense                              13,899            12,740            14,333


     Income before taxes                                             3,759             4,617             3,884
     Income taxes                                                    1,306             1,528             1,974
                                                                  --------          --------          --------
     Net income                                                   $  2,453          $  3,089          $  1,910
                                                                  ========          ========          ========

     Basic earnings per share                                     $   0.08          $   0.09          $   0.06
     Diluted earnings per share                                   $   0.08          $   0.09          $   0.05

                                                 Twelve Months Ended    Twelve Months Ended
                                                     December 31,          December 31,
                                                         2000                  1999
                                                 -------------------    -------------------
                                                   (In thousands, except per share data)
SELECTED EARNINGS DATA:


Interest income                                       $ 91,622                $ 89,971
Interest expense                                        44,104                  34,284
                                                      --------                --------
Net interest income                                     47,518                  55,687

Provision for loan losses                                  300                     100
Noninterest income:
    Commissions                                         17,176                  16,186
    Service fees and other charges                       5,607                   4,644
    Underwriting and investment banking                    646                     636
    Net gains (losses)
       Securities                                          392                     559
       Other                                                (2)                     (4)
    Other income                                           935                     700
                                                      --------                --------
       Total noninterest income                         24,754                  22,721

Noninterest expense
    Salaries and employee benefits                      36,193                  43,348
    Gain on postretirement curtailment                  (2,928)                      -
    Loss on pension termination                          1,008                       -
    Occupancy                                            2,093                   2,031
    Equipment and data processing                        5,807                   5,148
    Acquisition expense                                      -                     478
    Other noninterest expense                           12,134                  10,032
                                                      --------                --------
       Total noninterest expense                        54,307                  61,037

Income before taxes                                     17,665                  17,271
Income taxes                                             6,051                   6,876
                                                      --------                --------
Net income                                            $ 11,614                $ 10,395
                                                      ========                ========


Basic earnings per share                              $   0.35                $   0.31
Diluted earnings per share                            $   0.35                $   0.30

                                                                          Three Months Ended  Three Months Ended  Three Months Ended
                                                                             December 31,        September 30,         June 30,
                                                                                 2000                2000                2000
                                                                          ------------------  ------------------  ------------------
                                                                                            (Dollars in thousands)

AVERAGE DAILY BALANCE OF SELECTED FINANCIAL CONDITION DATA (UNAUDITED):


     Net loans held for investment (including allowance for loan losses        $   851,889        $   800,785        $   746,430
         of $6,553, $6,461 and $6,324, respectively)
     Net loans held for sale                                                         4,223              3,908              4,142
     Mortgage-backed securities                                                    211,030            222,108            234,727
     Investment securities                                                         111,578            141,482            151,870
     Margin accounts                                                                42,273             43,702             42,881
     Other interest-earning assets                                                  38,876             20,630             19,107
     Total interest-earning assets                                               1,259,869          1,232,615          1,199,157
     Total assets                                                                1,300,516          1,275,354          1,240,837
     Certificates of deposit                                                       506,886            471,751            443,474
     Checking, demand and savings accounts                                         346,319            358,298            366,121
     Other interest bearing liabilities                                            141,943            139,447            131,566
     Total interest-bearing deposits                                               995,148            969,496            941,161
     Total noninterest-bearing liabilities                                          42,793             45,401             40,595
     Total liabilities                                                           1,037,941          1,014,897            981,756
     Shareholders' equity                                                          262,575            260,457            259,081
     Common shares outstanding for basic EPS calculation                        33,130,228         33,252,174         32,903,672
     Common shares outstanding for diluted EPS calculation                      33,874,324         34,093,040         33,442,391


SUPPLEMENTAL LOAN DATA:


     Loans originated                                                          $    80,835        $    92,587        $    93,366
     Loans purchased                                                                 4,409              3,262              4,281
     Loan chargeoffs                                                                    87                 16                 70
     Recoveries on loans                                                                28                  4                  5

                                                                                As of               As of                As of
                                                                          December 31, 2000   September 30, 2000    June 30, 2000
                                                                          ------------------  ------------------  ------------------
                                                                                            (Dollars in thousands)


SUPPLEMENTAL DATA:

     Nonaccrual loans                                                          $     9,458        $     3,409        $     3,757
     Restructured loans                                                                208                212                214
     Other real estate owned                                                           359                307                302
     Total nonperforming assets                                                     10,025              3,928              4,273
     Loans serviced for others                                                       4,906              5,015              5,134
     Number of full time equivalent employees                                          573                566                547
     Mortgage-backed securities available for sale                                  91,731             99,097            102,863
     Mortgage-backed securities held to maturity                                   107,684            117,847            125,115
     Investment securities trading                                                   5,933              5,813              5,161
     Investment securities available for sale                                       98,445            113,010            144,102
     Investment securities held to maturity                                            876                875                875
     Federal home loan bank stock                                                   13,793             13,538             13,287
     Fair value of held to maturity securities                                     109,129            116,930            122,843


REGULATORY CAPITAL DATA:

     Regulatory tangible capital                                               $   175,340        $   159,552        $   155,816
     Tangible capital ratio                                                          14.51              13.50              13.53
     Regulatory core capital                                                       175,340            159,552            155,816
     Core capital ratio                                                              14.51              13.50              13.53
     Regulatory total capital                                                      181,460            165,954            162,078
     Total risk adjusted assets                                                    745,696            710,548            679,300
     Total risk adjusted ratio                                                       24.33              23.36              23.86